                                                                    EXHIBIT 2.14





                          Dated as of December 16, 1999

                                     Between

                          ROYAL CARIBBEAN CRUISES LTD.,
                                 as the Borrower

                                       and

                         KREDITANSTALT FUR WIEDERAUFBAU
                                  As the Lender


                                CREDIT AGREEMENT


                                 US $300,000,000

                                TABLE OF CONTENTS


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                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1    Defined Terms                                                                             1
SECTION 1.2    Use of Defined Terms                                                                     10
SECTION 1.3    Cross-References                                                                         10
SECTION 1.4    Accounting and Financial Determinations                                                  10

                                   ARTICLE II

                  COMMITMENT, BORROWING PROCEDURE AND THE NOTE

SECTION 2.1    Commitment                                                                               11
SECTION 2.2    Borrowing Procedure                                                                      11
SECTION 2.3    Election of Interest Periods                                                             11
SECTION 2.4    Note                                                                                     11

                                   ARTICLE III

                      REPAYMENTS, PREPAYMENTS AND INTEREST

SECTION 3.1    Repayments and Prepayments                                                               12
SECTION 3.2    Interest Provisions                                                                      12
SECTION 3.2.1  Rates                                                                                    12
SECTION 3.2.2  Post-Maturity Rates                                                                      12
SECTION 3.2.3  Payment Dates                                                                            13

                                   ARTICLE IV

                   INCREASED LOAN COSTS AND OTHER PROVISIONS

SECTION 4.1    LIBO Rate Lending Unlawful                                                               13
SECTION 4.2    Deposits Unavailable                                                                     14
SECTION 4.3    Increased Loan Costs, etc.                                                               14
SECTION 4.4    Funding Losses                                                                           16
SECTION 4.5    Increased Capital Costs                                                                  16
SECTION 4.6    Taxes                                                                                    17
SECTION 4.7    Payments, Computations, etc.                                                             19
SECTION 4.8    Setoff                                                                                   20
SECTION 4.9    Use of Proceeds                                                                          20

                                    ARTICLE V

                            CONDITIONS TO BORROWING

SECTION 5.1    Drawdown                                                                                 20
SECTION 5.1.1  Resolutions, etc.                                                                        20
SECTION 5.1.2  Delivery of the Note                                                                     21
SECTION 5.1.3  Ownership, etc. of Vessels                                                               21
SECTION 5.1.4  Opinions of Counsel                                                                      21
SECTION 5.1.5  Closing Fees, Expenses, etc.                                                             21
SECTION 5.1.6  Loan Request                                                                             21
SECTION 5.1.7  Certificate of Compliance                                                                21
SECTION 5.1.8  Compliance with Warranties, No Default, etc.                                             22


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                                TABLE OF CONTENTS
                                   (Continued)

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                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

SECTION 6.1    Organization, etc.                                                                       22
SECTION 6.2    Due Authorization, Non-Contravention, etc.                                               22
SECTION 6.3    Government Approval, Regulation, etc.                                                    23
SECTION 6.4    Compliance with Environmental Laws                                                       23
SECTION 6.5    Validity, etc.                                                                           23
SECTION 6.6    Financial Information                                                                    23
SECTION 6.7    No Defaults under Material Agreements                                                    24
SECTION 6.8    No Default, Event of Default or Prepayment Event                                         24
SECTION 6.9    Litigation                                                                               24
SECTION 6.10   Vessels                                                                                  24
SECTION 6.11   Subsidiaries                                                                             24
SECTION 6.12   Obligations rank pari passu                                                              25
SECTION 6.13   Withholding, etc.                                                                        25
SECTION 6.14   No Filing, etc. Required                                                                 25
SECTION 6.15   No Immunity                                                                              25
SECTION 6.16   Pension Plans                                                                            25

                                   ARTICLE VII

                                    COVENANTS

SECTION 7.1    Affirmative Covenants                                                                    26
SECTION 7.1.1  Financial Information, Reports, Notices, etc.                                            26
SECTION 7.1.2  Approvals and Other Consents                                                             27
SECTION 7.1.3  Compliance with Laws, etc.                                                               27
SECTION 7.1.4  Vessels                                                                                  28
SECTION 7.1.5  Insurance                                                                                28
SECTION 7.1.6  Books and Records                                                                        29
SECTION 7.2    Negative Covenants                                                                       29
SECTION 7.2.1  Business Activities                                                                      29
SECTION 7.2.2  Indebtedness                                                                             29
SECTION 7.2.3  Liens                                                                                    29
SECTION 7.2.4  Financial Condition                                                                      31
SECTION 7.2.5  Investments                                                                              32
SECTION 7.2.6  Consolidation, Merger, etc.                                                              32
SECTION 7.2.7  Asset Dispositions, etc.                                                                 32
SECTION 7.2.8  Transactions with Affiliates                                                             33

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

SECTION 8.1    Listing of Events of Default                                                             34
SECTION 8.1.1  Non-Payment of Obligations                                                               34
SECTION 8.1.2  Breach of Warranty                                                                       34
SECTION 8.1.3  Non-Performance of Certain Covenants and Obligations                                     34
SECTION 8.1.4  Default on Other Indebtedness                                                            35
SECTION 8.1.5  Pension Plans                                                                            35


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                                       ii

                                TABLE OF CONTENTS
                                   (Continued)

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SECTION 8.1.6    Bankruptcy, Insolvency, etc                                                            36
SECTION 8.1.7    Ownership of Principal Subsidiaries                                                    36
SECTION 8.2      Action if Bankruptcy                                                                   37
SECTION 8.3      Action if Other Event of Default                                                       37

                                   ARTICLE IX

                                PREPAYMENT EVENTS

SECTION 9.1      Listing of Prepayment Events                                                           37
SECTION 9.1.1    Change in Ownership                                                                    37
SECTION 9.1.2    Change in Board                                                                        38
SECTION 9.1.3    Unenforceability                                                                       38
SECTION 9.1.4    Approvals                                                                              38
SECTION 9.1.5    Non-Performance of Certain Covenants and Obligations                                   38
SECTION 9.1.6    Judgments                                                                              38
SECTION 9.1.7    Condemnation, etc.                                                                     39
SECTION 9.1.8    Arrest                                                                                 39
SECTION 9.2      Mandatory Prepayment                                                                   39

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

SECTION 10.1     Waivers, Amendments, etc.                                                              39
SECTION 10.2     Notices                                                                                40
SECTION 10.3     Payment of Costs and Expenses                                                          40
SECTION 10.4     Indemnification                                                                        40
SECTION 10.5     Survival                                                                               41
SECTION 10.6     Severability                                                                           41
SECTION 10.7     Headings                                                                               42
SECTION 10.8     Execution in Counterparts, Efctiveness, etc.                                           42
SECTION 10.9     Governing Law; Entire Agreeme                                                          42
SECTION 10.10    Successors and Assigns                                                                 42
SECTION 10.11    Sale and Transfer of the Loan and Note; Participations in the Loan and Note            42
SECTION 10.11.1  Assignments                                                                            43
SECTION 10.11.2  Participations                                                                         44
SECTION 10.12    Other Transactions                                                                     45
SECTION 10.13    Forum Selection and Consent to Jurisdiction                                            45
SECTION 10.14    Process Agent                                                                          46
SECTION 10.15    Waiver of Jury Trial                                                                   46

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                                      iii

                                TABLE OF CONTENTS
                                   (Continued)


SCHEDULE I      -  Disclosure Schedule

EXHIBIT A       -  Form of Note
EXHIBIT B       -  Form of Loan Request
EXHIBIT C       -  Form of Interest Period Notice
EXHIBIT D-1     - Form of Opinion of Counsel to the Borrower
EXHIBIT D-2     - Form of Opinion of Liberian Counsel to the Borrower
EXHIBIT E       - Form of Opinion of Counsel to the Lender
EXHIBIT F       - Form of Lender Assignment Agreement
EXHIBIT G       - Repayment Schedule

                                CREDIT AGREEMENT



         THIS CREDIT AGREEMENT, dated as of December 16, 1999, is between ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation (the "BORROWER")and KREDITANSTALT FUR WIEDERAUFBAU,a public law corporation incorporated in the Federal Republic of Germany (the "LENDER").

                              W I T N E S S E T H:

         WHEREAS, the Lender has agreed to make available to the Borrower a loan facility in the principal amount of US$300,000,000, on the terms and subject to the conditions hereinafter set forth (including ARTICLE V);and

         WHEREAS, the proceeds of such Loan will be used to finance capital expenditures associated with the Borrower's shipbuilding program (inter alia) for the construction of Hull No's S-655 and S-656 by Jos. L. Meyer GmbH & Co.

         NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 DEFINED TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, when capitalized, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "AGREEMENT" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "APPLICABLE JURISDICTION" means the jurisdiction or jurisdictions under which the Borrower is organized, domiciled or resident or from which any of its business activities are conducted or in which any of its properties are located and which has jurisdiction over the subject matter being addressed.

         "APPLICABLE MARGIN" means, as of any date, 0.80% per annum.

         "APPROVED APPRAISER" means any of the following: Barry Rogliano Salles, Paris, H Clarkson & Co. Ltd., London, R.S. Platou Shipbrokers, Norway, or Fearnley AS, Norway.

         "ASSIGNEE LENDER" is defined in Section 10.11.1

         "AUTHORIZED OFFICER" means those officers of the Borrower authorized to act with respect to the Loan Documents and whose signatures and incumbency shall have been certified to the Lender by the Secretary or an Assistant Secretary of the Borrower.

         "BORROWER" is defined in the PREAMBLE.

         "BUSINESS DAY" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Miami, New York City, London or Frankfurt.

         "CAPITALIZATION" means, as at any date, the sum of (a) Total Debt on such date, PLUS (b) Stockholders' Equity on such date.

         "CAPITALIZED LEASE LIABILITIES" means the principal portion of all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "CASH EQUIVALENTS" means the "cash equivalents" shown on the Borrower's balance sheet prepared in accordance with GAAP.

         "CLOSING DATE" means the date on which the Loan is advanced

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "COMMITMENT" means, the Lender's obligation to make the Loan pursuant to SECTION 2.1.

         "COMMITMENT TERMINATION DATE" means June 30, 2000.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "DISCLOSURE  SCHEDULE" means the Disclosure Schedule attached hereto as
SCHEDULE I.

         "DOLLAR" and the sign "$" mean lawful money of the United States.

         "EFFECTIVE DATE" means the date this Agreement becomes effective pursuant to SECTION 10.8.

         "ENVIRONMENTAL LAWS" means all applicable federal, state, local or foreign statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to the protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "EVENT OF DEFAULT" is defined in SECTION 8.1.

         "EXISTING DEBT" means the obligations of the Borrower and its Subsidiaries, as amended from time to time, under (i) the Loan Facility Agreement with respect to the vessel Zenith dated June 21, 1990 between the Lender and Zenith Shipping Corporation, (ii) the Lease Agreement, with respect to the vessel Legend of the Seas, dated March 3, 1993 between G.I.E. Cruise Vision One and the Borrower, (iii) the Lease Agreement, with respect to the vessel Splendour of the Seas, dated March 3, 1993 between G.I.E. Cruise Vision Two and the Borrower, (iv) the Loan Facility Agreement with respect to the vessel Century, dated November 29, 1993 between the Lender and Blue Sapphire Marine Inc., (v) the Loan Facility Agreement with respect to the vessel Galaxy, dated November 29, 1993 between the Lender and Esker Marine Shipping Inc. and
(vi) the New Credit Agreement with respect to the vessel Mercury, dated December 12, 1997 between the Lender and Seabrook Maritime Inc.

         "EXISTING GROUP" means the following Persons: (a) A. Wilhelmsen AS., a Norwegian corporation ("WILHELMSEN"); (b) Cruise Associates, a Bahamian general partnership ("CRUISE"); and (c) any Affiliate of either or both of Wilhelmsen and Cruise.

         "EXISTING PRINCIPAL SUBSIDIARIES" means each Subsidiary of the Borrower that is a Principal Subsidiary on the date hereof.

         "FISCAL QUARTER" means any quarter of a Fiscal Year.

         "FISCAL YEAR" means any annual fiscal reporting period of the Borrower.

         "FIXED CHARGE COVERAGE RATIO" means, as of the end of any Fiscal Quarter, the ratio computed for the period of four consecutive Fiscal Quarters ending on the close of such Fiscal Quarter of:

                  (a) net cash from operating activities (determined in accordance with GAAP) for such period, as shown in the Borrower's consolidated statement of cash flow for such period, TO

                  (b)  the sum of:

                           (i) dividends actually paid by the Borrower during
                  such period (including, without limitation, dividends in respect of preferred stock of the Borrower); PLUS

                           (ii) scheduled payments of principal of all debt
                  (determined in accordance with GAAP, but in any event including Capitalized Lease Liabilities) of the Borrower and its Subsidiaries for such period.

         "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "FREE CASH" means, at any time, the sum of (without duplication):

         (a) all cash on hand of the Borrower and its Subsidiaries; PLUS

         (b) all Cash Equivalents; PLUS

         (c) any committed lines of credit of the Borrower and its Subsidiaries to the extent then undrawn.

         "GAAP" is defined in SECTION 1.4.

         "GOVERNMENT-RELATED OBLIGATIONS" means obligations of the Borrower or any Subsidiary of the Borrower under, or Indebtedness incurred by the Borrower or any Subsidiary of the Borrower to satisfy obligations under, any governmental requirement imposed by any Applicable Jurisdiction that must be complied with to enable the Borrower and its Subsidiaries to continue their business in such Applicable Jurisdiction, EXCLUDING, in any event, any taxes imposed on the Borrower or any Subsidiary of the Borrower.

         "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "INDEBTEDNESS" of any Person means, without duplication:

                  (a) indebtedness of such Person (whether present or future, actual or contingent, long-term or short-term, secured or unsecured) in respect of moneys borrowed or raised, the advance or extension of credit (including interest and commitment or guarantee commission but not including arrangement or other fees and other charges on or in respect of any of the foregoing);

                  (b) the amount of any liability of such Person in respect of leases entered into for the purpose of raising or obtaining finance or in respect of the purchase price for assets or services payment of which is deferred for a period in excess of 180 days; and

                  (c) indebtedness of such Person (whether present or future, actual or contingent, long-term or short-term, secured or unsecured) in respect of guarantees or letters of credit.

         "INDEMNIFIED LIABILITIES" is defined in SECTION 10.4.

         "INDEMNIFIED PARTIES" is defined in SECTION 10.4.

         "INTEREST PAYMENT DATE" means any date on which interest is payable with respect to the Loan pursuant to CLAUSE (c) of SECTION 3.2.3.

         "INTEREST PERIOD" means, relative to the Loan, the period beginning on (and including) the date on which the Loan is made or continued pursuant to
SECTION 2.2 or 2.3 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three,six or twelve months thereafter or longer (PROVIDED that any Interest Period longer than twelve months duration shall be subject to availability and the agreement of the Lender) or, if such month has no numerically corresponding day, on the last Business Day of such month, in either case as the Borrower may select in its relevant notice pursuant to SECTION 2.2 or 2.3; PROVIDED that:

                  (a) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding the first Business Day of such calendar month);

                  (b) no Interest Period may end later than the last Repayment Date specified in Exhibit G; and

                  (c) the Borrower shall not be permitted to have outstanding more than six one-month Interest Periods in any 12-month period (unless otherwise agreed to by the Lender).

         "INTEREST PERIOD NOTICE" means a certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT C hereto.

         "INVESTMENT" means, relative to any Person,

                  (a) any loan or advance made by such Person to any other Person (excluding commission, travel, expense and similar advances to officers and employees made in the ordinary course of business); and

                  (b) any ownership or similar interest held by such Person in any other Person.

         "LENDER ASSIGNMENT AGREEMENT" means a Lender Assignment Agreement substantially in the form of EXHIBIT F.

         "LENDER" is defined in the PREAMBLE.

         "LIBO RATE" means, relative to any Interest Period, the rate per annum of the offered quotation for deposits in Dollars for delivery on the first day of such Interest Period and for the duration thereof which appears on Telerate Page 3750 at or about 11:00 a.m. (London time) two Business Days before the commencement of such Interest Period; PROVIDED that:

                  (a) if no such offered quotation appears on Telerate Page 3750 at the relevant time, the LIBO Rate shall be the rate per annum certified by the Lender to be the rate quoted by the Lender as the rate at which the Lender was (or would have been) offered deposits of Dollars by prime banks in the London interbank eurocurrency market in an amount approximately equal to the amount of the Loan for a period approximately equal to such Interest Period; and

                  (b) for the purposes of determining the post-maturity rate of interest under SECTION 3.2.2, the LIBO Rate shall be determined by reference to deposits on an overnight or call basis or for such other period or periods as the Lender may determine.

         "LIBOR OFFICE" means, relative to the Lender, the office of the Lender designated as such below its signature hereto or designated in a Lender Assignment Agreement or such other office of the Lender as designated from time to time by notice from the Lender to the Borrower, whether or not outside the United States, which shall be making or maintaining the Loan of the Lender hereunder.

         "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

         "LOAN" means the principal sum of US$300,000,000 available to be advanced by the Lender to the Borrower upon the terms and conditions of this Agreement or the amount thereof for the time being advanced and outstanding under this Agreement (as the context may require).

         "LOAN DOCUMENT" means this Agreement and the Note.

         "LOAN REQUEST" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B hereto.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the financial condition of the Borrower or (b) the Borrower's ability to pay when due principal of or interest on the Loan or other amounts payable by the Borrower hereunder.

         "MATERIAL LITIGATION" is defined in SECTION 6.9.

         "NOTE" means the promissory note of the Borrower payable to the Lender, in the form of EXHIBIT A hereto (as such promissory note may be amended or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Lender resulting from the Loan, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "OBLIGATIONS" means all obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement and the Note.

         "ORGANIC DOCUMENT" means, relative to the Borrower, its articles of incorporation and its by-laws.

         "PARTICIPANT" is defined in SECTION 10.11.2.

         "PENSION PLAN" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "PERCENTAGE" means, in relation to the Lender, the Percentage as set forth in the applicable Lender Assignment Agreement, as such Percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by the Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.1

         "PERSON" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "PREPAYMENT EVENT" is defined in SECTION 9.1.

         "PRINCIPAL SUBSIDIARY" means any Subsidiary of the Borrower that owns a Vessel.

         "REPAYMENT DATE" means each of the dates for payment of the repayment installments of the Loan specified in Exhibit G.

         "STOCKHOLDERS' EQUITY" means, as at any date, the Borrower's stockholders' equity on such date, determined in accordance with GAAP, PROVIDED that any non-cash charge to Stockholders' Equity resulting (directly or indirectly) from a change after the Effective Date in GAAP or in the interpretation thereof shall be disregarded in the computation of Stockholders' Equity such that the amount of any reduction thereof resulting from such change shall be added back to Stockholders' Equity.

         "SUBSIDIARY" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "TAXES" is defined in SECTION 4.6.

         "TELERATE PAGE 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in Dollars).

         "TOTAL DEBT" means, at any time, the aggregate outstanding principal amount of all debt (including, without limitation, the principal portion of all capitalized leases) of the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP).

         "TOTAL DEBT TO CAPITALIZATION RATIO" means, as at any date, the ratio of (a) Total Debt on such date TO (b) Capitalization on such date.

         "UNITED STATES" or "U.S." means the United States of America, its fifty States and the District of Columbia.

         "VESSEL" means a passenger cruise vessel owned by the Borrower or one of its Subsidiaries.

         "VOTING STOCK" means shares of capital stock of the Borrower of any class or classes (however designated) that have by the terms thereof normal voting power to elect the members of the Board of Directors of the Borrower (other than voting power upon the occurrence of a stated contingency, such as the failure to pay dividends).

SECTION 1.2 USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall, when capitalized, have such meanings when used in the Disclosure Schedule and in the Note, Loan Request, Interest Period Notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

SECTION 1.3 CROSS-REFERENCES. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION 1.4 ACCOUNTING AND FINANCIAL DETERMINATIONS. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under SECTION 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with United States generally accepted accounting principles ("GAAP") consistently applied (or, if not consistently applied, accompanied by details of the inconsistencies); PROVIDED that if, as a result of any change in GAAP or in the interpretation thereof after the date of the financial statements referred to in SECTION 6.6, there is a change in the manner of determining any of the items referred to herein that are to be determined by reference to GAAP, and the effect of such change would (in the reasonable opinion of the Lender) be such as to affect the basis or efficacy of the covenants contained in SECTION
7.2.4 in ascertaining the financial condition of the Borrower or the consolidated financial condition of the Borrower and its Subsidiaries, then such item shall for the purposes of such Sections of this Agreement continue to be determined in accordance with GAAP relating thereto as GAAP were applied immediately prior to such change in GAAP or in the interpretation thereof.

                                   ARTICLE II

                  COMMITMENT, BORROWING PROCEDURE AND THE NOTE

SECTION 2.1 COMMITMENT. On the terms and subject to the conditions of this Agreement (including ARTICLE V), the Lender agrees to make the Loan pursuant to the Commitment described in this SECTION 2.1. On such Business Day occurring on or prior to the Commitment Termination Date as the Borrower shall request, the Lender will make the Loan to the Borrower. The commitment of the Lender described in this SECTION 2.1. is herein referred to as its "COMMITMENT".


SECTION 2.2. BORROWING PROCEDURE. By delivering a Loan Request to the Lender on or before 11:00 a.m., London time, on a Business Day on or after April 1, 2000, the Borrower may irrevocably request, on not less than two Business Days' notice, advance of the Loan by a single advance. On the terms and subject to the conditions of this Agreement, the Loan shall be made on the Business Day specified in such Loan Request. The Lendershall, without any set-off or counterclaim, make such funds available to the Borrower on the Business Day specified in the Loan Request by wire transfer of same day funds to the account(s) the Borrower shall have specified in its Loan Request. No amount of the Loan paid or prepaid may be reborrowed under this Agreement.

SECTION 2.3 ELECTION OF INTEREST PERIODS. By delivering an Interest Period Notice to the Lender on or before 11:00 a.m., London time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than two Business Days' notice that the Loan be continued as a Loan with an Interest Period of one, two, three, six or twelve months duration (or a longer duration, subject to availability and the agreement of the Lender). In the absence of delivery of an Interest Period Notice with respect to the Loan at least two Business Days before the last day of the then current Interest Period with respect thereto, the Loan shall, on such last day, automatically be continued as a Loan with an Interest Period of three-months duration.

SECTION 2.4 NOTE. The Lender's Loan under its Commitment shall be evidenced by a Note payable to the order of the Lender in a maximum principal amount equal to the Loan.

                                   ARTICLE III

                      REPAYMENTS, PREPAYMENTS AND INTEREST

SECTION 3.1 REPAYMENTS AND PREPAYMENTS. The Borrower shall repay the Loan in the installments and on the dates set out in Exhibit G. Prior thereto, the Borrower

(a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the Loan; PROVIDED that:

     (i) all such voluntary prepayments shall require at least three Business Days'(or, if such prepayment is to be made on the last day of an Interest Period for such Loan, two Business Days') prior written notice to the Lender; and

     (ii) any such voluntary partial prepayments shall be in an aggregate minimum amount of $10,000,000 and a multiple of $1,000,000 (or the remaining amount of the Loan being prepaid) and shall be applied in satisfaction of the repayment installments of the Loan set out in Exhibit G in inverse chronological order of maturity;

(b) shall, immediately upon any acceleration of the Repayment Dates of the Loan pursuant to SECTION 8.2 or 8.3 or the mandatory repayment of the Loan pursuant to SECTION 9.2, repay the Loan.

Each prepayment of the Loan made pursuant to this Section shall be without premium or penalty, except as may be required by SECTION 4.4.

SECTION 3.2 INTEREST PROVISIONS. Interest on the Loan shall accrue and be payable in accordance with this SECTION 3.2.

SECTION 3.2.1 RATES. The Loan shall accrue interest at a rate per annum during each Interest Period applicable thereto, equal to the sum of the LIBO Rate for such Interest Period plus the Applicable Margin. The Loan shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to the Loan.

SECTION 3.2.2 POST-MATURITY RATES. After the date any principal amount of the Loan is due and payable (whether on any Repayment Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts for each day during the period of such default at a rate per annum certified by the Lender to the Borrower (which certification shall be conclusive in the absence of manifest error) to be equal to the sum of (a) the Applicable Margin PLUS (b) the LIBO Rate PLUS (c) 2% per annum.

SECTION 3.2.3 PAYMENT DATES. Interest accrued on the Loan shall be payable, without duplication:

     (a) on each Repayment Date therefor;

     (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on the Loan (but only on the principal so paid or prepaid);

     (c) on the last day of each applicable Interest Period (and if such Interest Period shall exceed six months, on each date occurring at six-month intervals after the commencement of such Interest Period); and

     (d) on any portion of the Loan the repayment of which is accelerated pursuant to SECTION 8.2 or SECTION 8.3, immediately upon such acceleration.

Interest accrued on the Loan or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on any Repayment Date, upon acceleration or otherwise) shall be payable upon demand.



                                   ARTICLE IV

                    INCREASED LOAN COSTS AND OTHER PROVISIONS

SECTION 4.1 LIBO RATE LENDING UNLAWFUL. If the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority having jurisdiction over the Lender asserts that it is unlawful, for the Lender to make, continue or maintain the Loan bearing interest at a rate based on the LIBO Rate, the obligation of the Lender to make, continue or maintain the Loan bearing interest at a rate based on the LIBO Rate shall, upon notice thereof to the Borrower, forthwith be suspended until the circumstances causing such suspension no longer exist, PROVIDED that the Lender's obligation to make, continue and maintain the Loan hereunder shall be automatically converted into an obligation to make, continue and maintain the Loan bearing interest at a rate to be negotiated between the Lender and the Borrower that is the equivalent of the sum of the LIBO Rate for the relevant Interest Period PLUS the Applicable Margin.

SECTION 4.2 DEPOSITS UNAVAILABLE. If the Lender shall have determined that:

                  (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Lender in its relevant market; or

                  (b) by reason of circumstances affecting the Lender's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate loans,

then the Lender shall give notice of such determination (hereinafter called a "DETERMINATION NOTICE") to the Borrower. The Borrower and the Lender shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate and interest period (or interest periods) to be substituted for those which would otherwise have applied under this Agreement. If the Borrower and the Lender are unable to agree upon an interest rate (or rates) and interest period (or interest periods) prior to the date occurring thirty days after the giving of such Determination Notice, the Lender shall set an interest rate and an interest period (or interest periods), in each case to take effect at the end of the Interest Period current at the date of the Determination Notice, which rate (or rates) shall be equal to the sum of the Applicable Margin and the cost to the Lender of funding its Commitment. In the event that the circumstances described in this SECTION 4.2 shall extend beyond the end of an interest period agreed or set pursuant hereto, the foregoing procedure shall be repeated as often as may be necessary.

SECTION 4.3 INCREASED LOAN COSTS, ETC. If a change in any applicable treaty, law, regulation or regulatory requirement or in the interpretation thereof or in its application to the Borrower, or if compliance by the Lender with any applicable direction, request, requirement or guideline (whether or not having the force of law) of any governmental or other authority insofar as it may be changed or imposed after the date hereof, shall:

                  (a) subject the Lender to any taxes, levies, duties, charges, fees, deductions or withholdings of any nature with respect to the Loan or any part thereof imposed, levied, collected, withheld or assessed by any jurisdiction or any political subdivision or taxing authority thereof (other than taxation on overall net income and, to the extent such taxes are described in SECTION 4.6, withholding taxes); or

                  (b) change the basis of taxation to the Lender (other than a change in taxation on the overall net income of the Lender) of payments of principal or interest or any other payment due or to become due pursuant to this Agreement; or

                  (c) impose, modify or deem applicable any reserve or capital adequacy requirements or other banking or monetary controls or requirements which affect the manner in which the Lender shall allocate its capital resources to its obligations hereunder or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, the Lender (PROVIDED that the Lender shall, unless prohibited by law, allocate its capital resources to its obligations hereunder in a manner which is consistent with its present treatment of the allocation of its capital resources); or

                  (d) impose on the Lender any other condition affecting the Loan or any part thereof,

and the result of any of the foregoing is either (i) to increase the cost to the Lender of making available the Loan or maintaining the Loan or any part thereof,
(ii) to reduce the amount of any payment received by the Lender or its effective return hereunder or on its capital or (iii) to cause the Lender to make any payment or to forego any return based on any amount received or receivable by the Lender hereunder, then and in any such case if such increase or reduction in the opinion of the Lender materially affects the interests of the Lender, (A) the Lender shall notify the Borrower of the occurrence of such event and use reasonable efforts to avoid the effects of such law, regulation or regulatory requirement or any change therein or in the interpretation thereof and, in particular, shall consider, subject to obtaining any necessary consents, fulfilling its obligations through another office or transferring the Loan to one or more of its Affiliates or other financial institutions not affected by such law, regulation or regulatory requirement and (B) the Borrower shall forthwith upon demand pay to the Lender such amount as is necessary to compensate the Lender for such additional cost or such reduction and ancillary expenses, including taxes, incurred as a result of such adjustment. Such notice shall (i) describe in reasonable detail the event leading to such additional cost, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such additional cost, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is the Lender's standard method of calculating such amount, (v) certify that such request is consistent with its treatment of other borrowers that are subject to similar provisions, and (vi) certify that, to the best of its knowledge, such change in circumstance is of general application to the commercial banking industry in the Lender's jurisdiction of organization or in the relevant jurisdiction in which the Lender does business. Notwithstanding the foregoing, the Borrower shall not be obligated to reimburse the Lender for any additional cost under this SECTION 4.3 arising prior to 60 days preceding the date of request unless the applicable law or regulation is expressly imposed retroactively, in which case such notice shall be provided to the Borrower not later than 90 days after the date that the Lender reasonably should have learned of such law or regulation (and in such case the Borrower's obligation to pay additional amounts to the Lender under this Section for periods prior to such 60-day period is conditioned on the giving of such timely notice).

SECTION 4.4 FUNDING LOSSES. In the event the Lender shall incur any loss or expense by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to make, continue or maintain any portion of the principal amount of the Loan as a LIBO Rate Loan as a result of:

         (a) any repayment or prepayment of the principal amount of the Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to SECTION 3.1 or otherwise; or

         (b) the Loan not being made in accordance with the Loan Request therefor due to the fault of the Borrower or as a result of any of the conditions precedent set forth in ARTICLE V not being satisfied, then, upon the written notice of the Lender to the Borrower, the Borrower shall, within five Business Days of its receipt thereof, pay directly to the Lender such amount as will reimburse the Lender for such loss or expense. The written notice shall include calculations in reasonable detail setting forth the loss or expense to the Lender.

SECTION 4.5 INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority increases the amount of capital required to be maintained by the Lender or any Person controlling the Lender, and the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loan made by the Lender is reduced to a level below that which the Lender or such controlling Person would have achieved but for the occurrence of any such change in circumstance, then, in any such case upon notice from time to time by the Lender to the Borrower, the Borrower shall immediately pay directly to the Lender additional amounts sufficient to compensate the Lender or such controlling Person for such reduction in rate of return. Any such notice shall (i) describe in reasonable detail the capital adequacy requirements which have been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such lowered return, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is the Lender's standard method of calculating such amount, (v) certify that such request for such additional amounts is consistent with its treatment of other borrowers that are subject to similar provisions and (vi) certify that, to the best of its knowledge, such change in circumstances is of general application to the commercial banking industry in the jurisdictions in which such Lender does business. In determining such amount, the Lender may use any method of averaging and attribution that it shall, subject to the foregoing sentence, deem applicable. The Lender will take all reasonable actions that are available to it to avoid such reduction in such rate of return (including by designating a different LIBOR Office), PROVIDED that the Lender shall not be obligated to designate a LIBOR Office located in the United States. Notwithstanding the foregoing, the Borrower shall not be obligated to reimburse the Lender for any lowered return under this SECTION 4.5 arising prior to 60 days preceding the date of request unless the applicable law or regulation is expressly imposed retroactively, in which case such notice shall be provided to the Borrower not later than 90 days after the date that the Lender reasonably should have learned of such law or regulation (and in such case the Borrower's obligation to pay additional amounts to the Lender for such reduction for any period prior to such 60-day period is conditioned on the giving of such timely notice).

SECTION 4.6 TAXES. All payments by the Borrower of principal of, and interest on, the Loan and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes and taxes imposed on or measured by the Lender's net income or receipts and (ii) any tax imposed by reason of (A) the failure of the certification made by the Lender on any form provided pursuant to the last paragraph of this SECTION 4.6 to be true and correct when made in all material respects or (B) the failure of the Lender to comply with the last paragraph of this SECTION 4.6 or (C) the failure by the Lender to file any other certification, notification, statement, return or other document that it is entitled to file (such non-excluded items being called "TAXES"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

     (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

     (b) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

     (c) pay to the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Lender with respect to any payment received by the Lender hereunder, the Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had no such Taxes been asserted.

         The Lender shall take all reasonable actions that are available to it to avoid the imposition of any Taxes on payments by the Borrower hereunder.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure (so long as such amount did not become payable as a result of the failure of the Lender to provide timely notice to the Borrower of the assertion of a liability related to the payment of Taxes). For purposes of this SECTION 4.6, a distribution hereunder by the Lender shall be deemed a payment by the Borrower.

         If the Lender is entitled to any refund, credit, deduction or other reduction in tax by reason of any payment made by the Borrower in respect of any tax under this SECTION 4.6 or by reason of any payment made by the Borrower pursuant to SECTION 4.3, the Lender shall use reasonable efforts to obtain such refund, credit, deduction or other reduction and, promptly after receipt thereof, will pay to the Borrower such amount (plus any interest received by the Lender in connection with such refund, credit, deduction or reduction) as is equal to the net after-tax value to the Lender of such part of such refund, credit, deduction or reduction as the Lender reasonably determines is allocable to such tax or such payment, PROVIDED that the Lender shall not be obligated to disclose to the Borrower any information regarding its tax affairs or tax computations.

         The Lender (and each Participant) that is organized under the laws of a jurisdiction other than the United States agrees with the Borrower that it will
(a) provide to the Borrower an appropriately executed copy of Internal Revenue Service Form 4224 certifying that any payments made to or for the benefit of the Lender or such Participant are effectively connected with a trade or business in the United States (or, alternatively, Internal Revenue Service Form 1001, but only if the applicable treaty described in such form provides for a complete exemption from U.S. federal income tax withholding), or any successor form, on or prior to the date hereof (or, in the case of any Assignee Lender or Participant, on or prior to the date of the relevant assignment or participation), and (b) notify the Borrower if the certifications made on any form provided pursuant to this paragraph are no longer accurate and true in all material respects.

SECTION 4.7 PAYMENTS, COMPUTATIONS, ETC. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement shall be made by the Borrower to the Lender without setoff, deduction or counterclaim not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds through the New York Clearing House Interbank Payments System (or such other funds as may be customary for the settlement of international banking transactions in Dollars), to such account as the Lender shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Lender on the next succeeding Business Day. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by CLAUSE
(a) of the definition of the term "INTEREST PERIOD") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

SECTION 4.8 SETOFF. The Lender shall have the right to appropriate and apply to the payment of the Obligations owing to it any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with the Lender. The Lender agrees promptly to notify the Borrower after any such setoff and application made by the Lender; PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which the Lender may have.

SECTION 4.9 USE OF PROCEEDS. The Borrower shall apply the proceeds of the Loan in accordance with the second recital.


                                    ARTICLE V

                             CONDITIONS TO BORROWING

SECTION 5.1 DRAWDOWN. The obligation of the Lender to fund the Loan shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this SECTION 5.1.

SECTION 5.1.1 RESOLUTIONS, ETC. The Lender shall have received from the
Borrower:

         (a) a certificate of its Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Loan Document and as to the truth and completeness of the attached:

                  (x) an extract of the resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document, and

                  (y) Organic Documents of the Borrower,

and upon which certificate the Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate;

         (b) a Certificate of Goodstanding issued by the relevant Liberian authorities in respect of the Borrower; and

         (c) a certificate of the Borrower's Secretary or Assistant Secretary listing the principal office address (and if not the same, the address where its company statutory books and records are located) of the Borrower.

SECTION 5.1.2 DELIVERY OF THE NOTE. The Lender shall have received the Note duly executed and delivered by the Borrower.

SECTION 5.1.3 OWNERSHIP, ETC. OF VESSELS. The Lender shall have received the following with respect to each Vessel:

     (a) evidence as to the ownership of such Vessel by the Borrower or a Principal Subsidiary;

     (b) disclosure of all recorded Liens on such Vessel;

     (c) evidence of the class of such Vessel; and

     (d) evidence as to all required insurance being in effect with respect to such Vessel.

SECTION 5.1.4 OPINIONS OF COUNSEL. The Lender shall have received opinions addressed to the Lender, from:

     (a) the general counsel to the Borrower, substantially in the form of EXHIBIT D-1 hereto;

     (b) Watson, Farley & Williams, counsel to the Borrower, as to Liberian Law, substantially in the form of EXHIBIT D-2 hereto; and

     (c) Haight Gardner Holland & Knight,counsel to the Lender in the form of EXHIBIT E hereto.

SECTION 5.1.5 CLOSING FEES, EXPENSES, ETC. The Lender shall have received all fees and commitment commission that the Borrower shall have agreed in writing to pay to the Lender on or prior to the Closing Date in accordance with a letter of even date with this Agreement addressed by the Lender to the Borrower (and countersigned by the Borrower).

SECTION 5.1.6 LOAN REQUEST. The Lender shall have received the Loan Request duly executed by the Borrower.

SECTION 5.1.7 CERTIFICATE OF COMPLIANCE. The Lender shall have received a certificate, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower, showing as of the last day of the relevant Fiscal Quarter or Fiscal Year compliance with the covenants set forth in SECTION
7.2.4 (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Lender).

SECTION 5.1.8 COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both before and after giving effect to the Loan, the following statements shall be true and correct:

     (a) the representations and warranties set forth in ARTICLE VI shall be true and correct with the same effect as if then made; and

     (b) no Default and no Prepayment Event and no event which (with notice or lapse of time or both) would become a Prepayment Event shall have then occurred and be continuing.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         To induce the Lender to enter into this Agreement and to make the Loan hereunder, the Borrower represents and warrants to the Lender as set forth in this ARTICLE VI as of the Closing Date.

SECTION 6.1 ORGANIZATION, ETC. The Borrower and each of the Principal Subsidiaries is a corporation validly organized and existing and in good standing under the laws of its jurisdiction of incorporation; the Borrower is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and the Borrower has full power and authority, has taken all corporate action and holds all governmental and creditors' licenses, permits, consents and other approvals necessary to enter into each Loan Document and to perform the Obligations.

SECTION 6.2 DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not:

     (a) contravene the Borrower's Organic Documents;

     (b) contravene any law or governmental regulation of any Applicable Jurisdiction;

     (c) contravene any court decree or order binding on the Borrower or any of its property;

     (d) contravene any contractual restriction binding on the Borrower or any of its property; or

     (e) result in, or require the creation or imposition of, any Lien on any of the Borrower's properties.

SECTION 6.3 GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement or any other Loan Document (except for authorizations or approvals not required to be obtained on or prior to the Closing Date that have been obtained or actions not required to be taken on or prior to the Closing Date that have been taken). Each of the Borrower and each Principal Subsidiary holds all governmental licenses, permits and other approvals required to conduct its business as conducted by it on the Closing Date, except to the extent the failure to hold any such licenses, permits or other approvals would not have a Material Adverse Effect.

SECTION 6.4 COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower and each Principal Subsidiary are in compliance with all applicable Environmental Laws, except to the extent that the failure to so comply would not have a Material Adverse Effect.

SECTION 6.5 VALIDITY, ETC. This Agreement constitutes, and the Note will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles.

SECTION 6.6 FINANCIAL INFORMATION. The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1998, and the related consolidated statements of operations and cash flows of the Borrower and its Subsidiaries, copies of which have been furnished to the Lender, have been prepared in accordance with GAAP, and present fairly the consolidated financial condition of the Borrower and its Subsidiaries as at December 31, 1998 and the results of their operations for the Fiscal Year then ended, and no change has occurred in the Borrower's financial condition since December 31, 1998 that might reasonably be expected to materially adversely affect its ability to perform the Obligations.

SECTION 6.7 NO DEFAULTS UNDER MATERIAL AGREEMENTS. Neither the Borrower nor any Principal Subsidiary is in default (a) under any material agreement by which it is bound or (b) in respect of any financial commitment or actual or contingent obligation (including obligations under guarantees), except, in each case, to the extent that such default would not have a Material Adverse Effect.

SECTION 6.8 NO DEFAULT, EVENT OF DEFAULT OR PREPAYMENT EVENT. No Default, Event of Default or Prepayment Event has occurred and is continuing.

SECTION 6.9 LITIGATION. There is no pending or, to the knowledge of the Borrower, threatened litigation, action or proceeding against the Borrower or any Principal Subsidiary, or any of the properties, businesses, assets or revenues of the Borrower or any Principal Subsidiary, which (in the reasonable opinion of the Borrower) might reasonably be expected to materially adversely affect the financial condition of the Borrower and the Principal Subsidiaries, taken as a whole, except as otherwise disclosed(collectively, "MATERIAL LITIGATION").

SECTION 6.10  VESSELS.  Each Vessel is

     (a) legally and beneficially owned by the Borrower or a Principal
Subsidiary,

     (b) registered in the name of the Borrower or such Principal Subsidiary under the flag identified in ITEM 6.10(b) of the Disclosure Schedule,

     (c) classed as required by SECTION 7.1.4(b),

     (d) free of all recorded Liens, other than Liens permitted by SECTION
7.2.3,

     (e) insured against loss or damage in compliance with SECTION 7.1.5, and

     (f) chartered exclusively to the Borrower or one of the Borrower's wholly-owned subsidaries.

SECTION 6.11 SUBSIDIARIES. All Existing Principal Subsidiaries are designated with an asterisk in ITEM 6.11 of the Disclosure Schedule. All Existing Principal Subsidiaries are direct or indirect wholly-owned Subsidiaries of the Borrower, except to the extent any such Existing Principal Subsidiary or an interest therein has been sold in accordance with CLAUSE (b) of SECTION 7.2.7 or such Existing Principal Subsidiary no longer owns a Vessel.

SECTION 6.12 OBLIGATIONS RANK PARI PASSU. The Obligations rank at least PARI PASSU in right of payment and in all other respects with all other unsecured unsubordinated Indebtedness of the Borrower.

SECTION 6.13 WITHHOLDING, ETC. As of the Closing Date, no payment to be made by the Borrower under any Loan Document is subject to any withholding or like tax imposed by any Applicable Jurisdiction.

SECTION 6.14 NO FILING, ETC. REQUIRED. No filing, recording or registration and no payment of any stamp, registration or similar tax is necessary under the laws of any Applicable Jurisdiction to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement or the other Loan Document (except for filings, recordings, registrations or payments not required to be made on or prior to the Closing Date that have been made), except that for the enforcement of any document in the Republic of Liberia a stamp, at present of nominal value, must be affixed thereto prior to presentation to the court.

SECTION 6.15 NO IMMUNITY. The Borrower is subject to civil and commercial law with respect to the Obligations. Neither the Borrower nor any of its properties or revenues is entitled to any right of immunity in any Applicable Jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the Obligations (to the extent such suit, court jurisdiction, judgment, attachment, set-off, execution, legal process or remedy would otherwise be permitted or exist).

SECTION 6.16 PENSION PLANS. To the extent that, at any time after the Effective Date, there are any Pension Plans, no steps will have been taken to terminate any Pension Plan, and no contribution failure will have occurred with respect to any Pension Plan, in each case which could (a) give rise to a Lien under section 302(f) of ERISA and (b) result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty.

                                   ARTICLE VII

                                    COVENANTS

SECTION 7.1 AFFIRMATIVE COVENANTS. The Borrower agrees with the Lender that, beginning on the Closing Date and until all Obligations have been paid in full, the Borrower will perform the obligations set forth in this SECTION 7.1.

SECTION 7.1.1 FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. The Borrower will make available, or will cause to be made available to the Lender the following financial statements, reports, notices and information:

     (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a copy of the Borrower's report on Form 6-K (or any successor form) as filed by the Borrower with the Securities and Exchange Commission for such Fiscal Quarter, containing unaudited consolidated financial statements of the Borrower for such Fiscal Quarter (including a balance sheet and profit and loss statement) prepared in accordance with GAAP, subject to normal year-end audit adjustments;

     (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, a copy of the Borrower's annual report on Form 20-F (or any successor form) as filed by the Borrower with the Securities and Exchange Commission for such Fiscal Year, containing audited consolidated financial statements of the Borrower for such Fiscal Year prepared in accordance with GAAP (including a balance sheet and profit and loss statement) and audited by PricewaterhouseCoopers LLP or another firm of independent public accountants of similar standing;

     (c) together with each of the statements delivered pursuant to the foregoing clause (a) or (b), a certificate, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower, showing, as of the last day of the relevant Fiscal Quarter or Fiscal Year (a) compliance with the covenants set forth in SECTION 7.2.4 (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Lender and (b) any material changes to ITEM 6.11 of the Disclosure Schedule since the Closing Date or the last such certificate delivered pursuant to this clause (as the case may be);

     (d) as soon as possible after the occurrence of a Default or Prepayment Event, a statement of the chief financial officer of the Borrower setting forth details of such Default or Prepayment Event (as the case may be) and the action which the Borrower has taken and proposes to take with respect thereto;

     (e) as soon as the Borrower becomes aware thereof, notice of any Material Litigation;

     (f) as soon as the Borrower becomes aware thereof, notice of any event which, in its reasonable opinion, might have a material adverse effect on the Borrower's ability to (i) pay when due principal of or interest on the Loan or other amounts payable by the Borrower hereunder or (ii) perform its other obligations hereunder and under the other Loan Documents;

     (g) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to all holders of each security issued by the Borrower, and all registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange; and

     (h) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Lender may from time to time reasonably request.

SECTION 7.1.2 APPROVALS AND OTHER CONSENTS. The Borrower will obtain (or cause to be obtained) all such governmental licenses, authorizations, consents, permits and approvals as may be required for (a) the Borrower to perform its obligations under this Agreement and the other Loan Document and (b) the operation of each Vessel in compliance with all applicable laws.

SECTION 7.1.3 COMPLIANCE WITH LAWS, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, except to the extent that the failure to so comply would not have a Material Adverse Effect, which compliance shall in any case include (but not be limited to):

     (a) in the case of each of the Borrower and the Principal Subsidiaries, the maintenance and preservation of its corporate existence (subject to the provisions of SECTION 7.2.6);

     (b) in the case of the Borrower, maintenance of its qualification as a foreign corporation in the State of Florida, except to the extent that the failure to so qualify would not have a Material Adverse Effect;

     (c) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property if the failure to pay the same would have a Material Adverse Effect, except to the extent being diligently contested in good faith by appropriate proceedings; and

     (d) compliance with all applicable Environmental Laws, except to the extent that the failure to so comply would not have a Material Adverse Effect.

SECTION 7.1.4 VESSELS. The Borrower will (or will cause the applicable Principal Subsidiary to):

     (a) cause each Vessel to be chartered exclusively to the Borrower, or one of the Borrower's wholly-owned subsidiaries, PROVIDED that the Borrower or such subsidiary may charter out any Vessel on a time charter with a stated duration not in excess of one year; and

     (b) cause each Vessel to be kept in such condition as will entitle her to classification by a classification society of recognized standing.

SECTION 7.1.5 INSURANCE. The Borrower will, or will cause one or more of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to all of the material properties and operations of the Borrower and each Principal Subsidiary against usual marine risks, war risks and usual protection and indemnity risks (including oil pollution risks and passenger liabilities such as are covered by the basic entry of the Vessels in one of the international group of P & I Clubs) and in such amounts as is customary for other businesses of similar size in the passenger cruise line industry (PROVIDED that in no event will the Borrower or any Subsidiary be required to obtain any business interruption, loss of hire or delay in delivery insurance) and will, upon request, furnish to the Lender at reasonable intervals a certificate of a senior officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries and certifying as to compliance with this Section.

SECTION 7.1.6 BOOKS AND RECORDS. The Borrower will, and will cause each of its Principal Subsidiaries to, keep books and records that accurately reflect all of its business affairs and transactions and permit the Lender or any of its respective representatives, at reasonable times and intervals, to visit each of its offices, to discuss its financial matters with its officers and to examine any of its books or other corporate records.

SECTION 7.2 NEGATIVE COVENANTS. The Borrower agrees with the Lender that, until all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this SECTION 7.2.

SECTION 7.2.1 BUSINESS ACTIVITIES. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity other than those engaged in by the Borrower and its Subsidiaries on the date hereof and other business activities reasonably related thereto.

SECTION 7.2.2 INDEBTEDNESS. The Borrower will not permit any of the Existing Principal Subsidiaries to create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

     (a) Indebtedness secured by Liens of the type described in CLAUSES (a),
(b), (c), (d), (e) and (f) of SECTION 7.2.3; and

     (b) Indebtedness owing to the Borrower.

SECTION 7.2.3 LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

     (a) Liens on the vessels SPLENDOUR OF THE SEAS, LEGEND OF THE SEAS, CENTURY, GALAXY AND ZENITH existing as of the Effective Date and securing the Existing Debt (and any Lien on SPLENDOUR OF THE SEAS, LEGEND OF THE SEAS, CENTURY, GALAXY, OR ZENITH, securing any refinancing of the Existing Debt, so long as the relevant Vessel was subject to a Lien securing the Indebtedness being refinanced immediately prior to such refinancing);

     (b) Liens on assets (including, without limitation, shares of capital stock of corporations and assets owned by any corporation that becomes a Subsidiary of the Borrower after the Effective Date) acquired after the Effective Date (whether by purchase, construction or otherwise) by the Borrower or any of its Subsidiaries (other than (x) an Existing Principal Subsidiary or (y) any other Principal Subsidiary which, at any time, owns a Vessel free of any mortgage
Lien), which Liens were created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such assets, so long as (i) the acquisition of such assets is not otherwise prohibited by the terms of this Agreement and (ii) each such Lien is created within three months after the acquisition of the relevant assets;

     (c) in addition to other Liens permitted under this SECTION 7.2.3, Liens securing Indebtedness in an aggregate principal amount not exceeding $150,000,000 at any one time outstanding, PROVIDED that, with respect to each such item of Indebtedness, the fair market value of the assets subject to Liens securing such Indebtedness (determined at the time of the creation of such Lien) shall not exceed two TIMES the aggregate principal amount of such Indebtedness (and for purposes of this CLAUSE (c), the fair market value of any assets shall be determined by (i) in the case of any Vessel, by an Approved Appraiser selected by the Borrower and (ii) in the case of any other assets, by an officer of the Borrower or by the board of directors of the Borrower);

     (d) Liens on assets acquired after the Effective Date by the Borrower or any of its Subsidiaries (other than by (x) any Subsidiary that is an Existing Principal Subsidiary or (y)on any other Principal Subsidiary which, at any time, owns a Vessel free of any mortgage Lien) so long as (i) the acquisition of such assets is not otherwise prohibited by the terms of this Agreement and (ii) each of such Liens existed on such assets before the time of its acquisition and was not created by the Borrower or any of its Subsidiaries in anticipation thereof;

     (e) Liens on any asset of any corporation that becomes a Subsidiary of the Borrower (other than a corporation that also becomes a Subsidiary of an Existing Principal Subsidiary) after the Effective Date so long as (i) the acquisition or creation of such corporation by the Borrower is not otherwise prohibited by the terms of this Agreement and (ii) such Liens are in existence at the time such corporation becomes a Subsidiary of the Borrower and were not created by the Borrower or any of its Subsidiaries in anticipation thereof;

     (f) Liens securing Government-related Obligations;

     (g) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings;

     (h) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings;

     (i) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits;

     (j) Liens for current crew's wages and salvage;

     (k) Liens arising by operation of law as the result of the furnishing of necessaries for any Vessel so long as the same are discharged in the ordinary course of business or are being diligently contested in good faith by appropriate proceedings; and

     (l) Liens on Vessels that:

                  (i) secure obligations covered (or reasonably expected to be covered) by insurance;

                  (ii) were incurred in the course of or incidental to trading such Vessel in connection with repairs or other work to such Vessel; or

                  (iii) were incurred in connection with work to such Vessel that is required to be performed pursuant to applicable law, rule, regulation or order;

         PROVIDED that, in each case described in this CLAUSE (l), such Liens are either (x) discharged in the ordinary course of business or (y) being diligently contested in good faith by appropriate proceedings.

SECTION 7.2.4 FINANCIAL CONDITION. The Borrower will not permit:

     (a) Free Cash to be less than $50,000,000 at any time.

     (b) Total Debt to Capitalization Ratio, as at the end of any Fiscal Quarter, to be greater than 0.625 to 1.

     (c) Fixed Charge Coverage Ratio to be less than 1.25 to 1 as at the last day of any Fiscal Quarter.

     (d) Stockholders' Equity to be less than, as at the last day of any Fiscal Quarter, the sum of (i) $750,000,000 PLUS (ii) 50% of the consolidated net income of the Borrower and its Subsidiaries for the period commencing on April 1, 2000 and ending on the last day of the Fiscal Quarter most recently ended (treated for these purposes as a single accounting period, but in any event excluding any Fiscal Quarters for which the Borrower and its Subsidiaries have a consolidated net loss).

SECTION 7.2.5 INVESTMENTS. The Borrower will not permit any of the Principal Subsidiaries to make, incur, assume or suffer to exist any Investment in any other Person.

SECTION 7.2.6 CONSOLIDATION, MERGER, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person except:

     (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary; and

     (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may merge into any other Person, or any other Person may merge into the Borrower or any such Subsidiary, or the Borrower or any of its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets of any Person, in each case so long as:

                  (i) after giving effect thereto, the Stockholders' Equity of the Borrower and its Subsidiaries is at least equal to 90% of such Stockholders' Equity immediately prior thereto; and

                  (ii) in the case of a merger involving the Borrower where the Borrower is not the surviving corporation, the surviving corporation shall have assumed in a writing, delivered to the Lender, all of the Borrower's obligations hereunder and under the other Loan Documents.

SECTION 7.2.7 ASSET DISPOSITIONS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, contribute or otherwise convey, or grant options, warrants or other rights with respect to, any material asset (including accounts receivable and capital stock of Principal Subsidiaries) to any Person, except:

     (a) sales of assets (including, without limitation, Vessels) so long as:

                  (i) the aggregate net book value of all such assets sold during each 12-month period commencing on the Closing Date, and each anniversary of the Closing Date, does not exceed an amount equal to $175,000,000; and

                  (ii) the Borrower or Subsidiary selling such asset receives consideration therefor at least equal to the fair market value thereof (as determined in good faith by (x) in the case of any Vessel, the board of directors of the Borrower and (y) in the case of any other asset, an officer of the Borrower or its board of directors);

     (b) sales of capital stock of any Principal Subsidiary of the Borrower so long as a sale of all of the assets of such Subsidiary would be permitted under the foregoing CLAUSE (a);

     (c) sales of capital stock of any Subsidiary other than a Principal Subsidiary; and

     (d) sales of other assets in the ordinary course of business.

SECTION 7.2.8 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of the Principal Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its Affiliates (other than arrangements or contracts among the Borrower and its wholly-owned Subsidiaries) unless such arrangement or contract is on an arms'-length basis, PROVIDED that, to the extent that the aggregate fair value of the goods furnished or to be furnished or the services performed or to be performed under all such contracts or arrangements in any one Fiscal Year does not exceed $5,000,000, such contracts or arrangements shall not be subject to this SECTION 7.2.8.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

SECTION 8.1. LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this SECTION 8.1 shall constitute an "EVENT OF DEFAULT".

SECTION 8.1.1 NON-PAYMENT OF OBLIGATIONS. The Borrower shall default in the payment or prepayment when due of any principal of or interest on the Loan, PROVIDED that, in the case of any default in the payment of the interest on the Loan, such default shall continue unremedied for a period of at least two Business Days after notice thereof shall have been given to the Borrower by the Lender.

SECTION 8.1.2 BREACH OF WARRANTY. Any representation or warranty of the Borrower made or deemed to be made hereunder (including any certificates delivered pursuant to ARTICLE V) is or shall be incorrect when made in any material respect and such incorrectness shall continue unremedied for at least five Business Days after notice thereof shall have been given to the Borrower by the Lender (or, if (a) such incorrectness is capable of being remedied within 15 days (commencing on the first day of such five-Business-Day period) and (b) the Borrower is actively seeking to remedy the same during such period, such incorrectness shall continue unremedied for at least 15 days).

SECTION 8.1.3 NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS. The Borrower shall default in the due performance and observance of any other covenant contained herein or in any other Loan Document (other than the covenants set forth in SECTION 7.2.4) and such default shall continue unremedied for a period of five days after notice thereof shall have been given to the Borrower by the Lender (or, if (a) such default is capable of being remedied within 30 days (commencing on the first day following such five-day period) and (b) the Borrower is actively seeking to remedy the same during such period, such default shall continue unremedied for at least 35 days after such notice to the Borrower).

SECTION 8.1.4 DEFAULT ON OTHER INDEBTEDNESS. Any of the following shall occur:

     (a) any Indebtedness of the Borrower or any Principal Subsidiary aggregating $25,000,000 or more (or the equivalent in other currencies) shall have become due, or be required to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise) prior to its stated maturity, and is then due and payable; or

     (b) the Borrower or any Principal Subsidiary shall default in the payment when due (after giving effect to any applicable grace period) of any principal of or interest on any Indebtedness aggregating $25,000,000 or more (or the equivalent in other currencies); or

     (c) any holder or holders of any Indebtedness of the Borrower or any Principal Subsidiary aggregating $25,000,000 or more (or the equivalent in other currencies), or any agent acting on their behalf, shall take any action to realize on any collateral security for such Indebtedness as a result of any event of default under such Indebtedness;

and, in each such case, such event shall continue unremedied for a period of five Business Days (or, if (a) such default is capable of being remedied within 15 days (commencing on the first day of such five-Business-Day period) and (b) the Borrower is actively seeking to remedy the same during such period, such default shall continue unremedied for at least 15 days).

SECTION 8.1.5 PENSION PLANS. Any of the following events shall occur with respect to any Pension Plan:

     (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $25,000,000; or

     (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA and, in each case, such event shall continue unremedied for a period of five Business Days after notice thereof shall have been given to the Borrower by the Lender (or, if (a) such default is capable of being remedied within 15 days (commencing on the first day of such five-Business-Day period) and (b) the Borrower is actively seeking to remedy the same during such period, such default shall continue unremedied for at least 15 days).

SECTION 8.1.6 BANKRUPTCY, INSOLVENCY, ETC. The Borrower or any of the Principal Subsidiaries (or any of its other Subsidiaries to the extent that the relevant event described below would have a Material Adverse Effect) shall:

     (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due;

     (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for it or any of its property, or make a general assignment for the benefit of creditors;

     (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for it or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 30 days, provided that the Borrower hereby expressly authorizes the Lender to appear in any court conducting any relevant proceeding during such 30-day period to preserve, protect and defend its rights under the Loan Documents;

     (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of such Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 30 days undismissed, provided that the Borrower hereby expressly authorizes the Lender to appear in any court conducting any such case or proceeding during such 30-day period to preserve, protect and defend its rights under the Loan Documents; or

     (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

SECTION 8.1.7 OWNERSHIP OF PRINCIPAL SUBSIDIARIES. Except as a result of a disposition permitted pursuant to CLAUSE (b) of SECTION 7.2.7, the Borrower shall cease to own beneficially and of record all of the capital stock of each Existing Principal Subsidiary.

SECTION 8.2 ACTION IF BANKRUPTCY. If any Event of Default described in CLAUSES
(a) through (d) of SECTION 8.1.6 shall occur with respect to the Borrower, the Commitment (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of the Loan and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

SECTION 8.3 ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in CLAUSES (a) through (d) of SECTION 8.1.6 with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender, may by notice to the Borrower declare all of the outstanding principal amount of the Loan and other Obligations to be due and payable whereupon the full unpaid amount of the Loan and other Obligations shall be and become immediately due and payable, without further notice, demand or presentment.


                                   ARTICLE IX

                                PREPAYMENT EVENTS

SECTION 9.1 LISTING OF PREPAYMENT EVENTS. Each of the following events or occurrences described in this SECTION 9.1 shall constitute a "PREPAYMENT EVENT".

SECTION 9.1.1 CHANGE IN OWNERSHIP. Any Person other than a member of the Existing Group (a "NEW SHAREHOLDER") shall acquire (whether through legal or beneficial ownership of capital stock, by contract or otherwise), directly or indirectly, effective control over more than 30% of the Voting Stock and:

                  (a) the members of the Existing Group have (whether through legal or beneficial ownership of capital stock, by contract or otherwise) in the aggregate, directly or indirectly, effective control over fewer shares of Voting Stock than does such New Shareholder; and

                  (b) the members of the Existing Group do not collectively have (whether through legal or beneficial ownership of capital stock, by contract or otherwise) the right to elect, or to designate for election, at least a majority of the Board of Directors of the Borrower.

SECTION 9.1.2 CHANGE IN BOARD. During any period of 24 consecutive months, a majority of the Board of Directors of the Borrower shall no longer be composed of individuals:

                  (a) who were members of said Board on the first day of such period; or

                  (b) whose election or nomination to said Board was approved by a vote of at least two-thirds of the members of said Board who were members of said Board on the first day of such period; or

                  (c) whose election or nomination to said Board was approved by a vote of at least two-thirds of the members of said Board referred to in the foregoing CLAUSES (a) and (b).

SECTION 9.1.3 UNENFORCEABILITY. Any Loan Document shall cease to be the legally valid, binding and enforceable obligation of the Borrower (in each case, other than with respect to provisions of any Loan Document (i) identified as unenforceable in the form of the opinion of the Borrower's counsel set forth as EXHIBIT D-1 or (ii) that a court of competent jurisdiction has determined are not material) and such event shall continue unremedied for 15 days after notice thereof has been given to the Borrower by the Lender.

SECTION 9.1.4 APPROVALS. Any material license, consent, authorization, registration or approval at any time necessary to enable the Borrower or any Principal Subsidiary to conduct its business shall be revoked, withdrawn or otherwise cease to be in full force and effect, unless the same would not have a Material Adverse Effect.

SECTION 9.1.5 NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS. The Borrower shall default in the due performance and observance of any of the covenants set forth in SECTION 7.2.4 and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Lender and the Lender fails to agree with the Borrower within that 30-day period on a proposal (to be made by the Borrower) for the remedy of such default within a period and on such terms as are acceptable to the Lender.

SECTION 9.1.6 JUDGMENTS. Any judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or any of the Principal Subsidiaries by a court of competent jurisdiction and the Borrower or such Principal Subsidiary shall have failed to satisfy such judgment and either:

     (a) enforcement proceedings in respect of any material assets of the Borrower or such Principal Subsidiary shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or enjoined within five Business Days after the commencement of such enforcement proceedings; or

     (b) there shall be any period of 10 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

SECTION 9.1.7 CONDEMNATION, ETC. Any Vessel or Vessels shall be condemned or otherwise taken under color of law and the same shall continue unremedied for at least 20 days, unless such condemnation or other taking would not have a Material Adverse Effect.

SECTION 9.1.8 ARREST. Any Vessel or Vessels shall be arrested and the same shall continue unremedied for at least 20 days, unless such arrest would not have a Material Adverse Effect.

SECTION 9.2 MANDATORY PREPAYMENT. If any Prepayment Event shall occur and be continuing, the Lender shall by notice to the Borrower require the Borrower to prepay in full on the date of such notice all principal of and interest on the Loan and all other Obligations (and, in such event, the Borrower shall so pay the full unpaid amount of the Loan and all accrued and unpaid interest thereon and all other Obligations).

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

SECTION 10.1 WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Lender.

No failure or delay on the part of the Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 10.2 NOTICES. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed, delivered or transmitted to such party at its address, telex or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address, telex or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answer back confirmed in the case of telexes).

SECTION 10.3 PAYMENT OF COSTS AND EXPENSES. The Lender and the Borrower shall pay all the fees and out of pocket expenses of the counsel respectively appointed by each of them in respect of the preparation and negotiation of this Agreement and the Note (including, without limitation, in the case of the Borrower the counsel referred to in SECTIONS 5.1.4.a and b) and, in the case of the Lender the counsel referred to in SECTION 5.1.4.c))The Borrower agrees to pay on demand all reasonable expenses of the Lender(including the reasonable fees and out-of-pocket expenses of counsel to the Lender and of local counsel, if any, who may be retained by counsel to the Lender) in connection with any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated. The Borrower further agrees to pay, and to save the Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowing hereunder, or the issuance of the Note or any other Loan Documents. The Borrower also agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

SECTION 10.4 INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by the Lender, the Borrower hereby indemnifies and holds the Lender and its respective Affiliates, officers, directors and employees (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all causes of action, suits or other claims that may be asserted against any Indemnified Party (and all losses, costs, liabilities, damages and expenses arising or incurred in connection therewith (irrespective of whether any such

Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES")), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any of the Loan Documents or the Loan provided for herein or any use of the proceeds of the Loan, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. Each Indemnified Party shall (a) furnish the Borrower with prompt notice of any action, suit or other claim covered by this SECTION 10.4, (b) at the Borrower's request, give the Borrower the right to control (at the Borrower's expense) the defense of any such action, suit or other claim (PROVIDED that (x) the Borrower shall not settle or compromise any such action, suit or other claim if such Indemnified Party shall demonstrate to the reasonable satisfaction of the Borrower that such settlement or compromise would materially adversely affect such Indemnified Party and (y) the Borrower's selection of counsel in any such action, suit or claim being controlled by the Borrower shall be subject to such Indemnified Party's consent, which consent shall not be unreasonably withheld), (c) not agree to any settlement or compromise of any such action, suit or claim without the Borrower's prior consent and (d) shall cooperate fully in the Borrower's defense of any such action, suit or other claim (PROVIDED, that the Borrower shall reimburse such Indemnified Party for its reasonable out-of-pocket expenses incurred pursuant hereto). If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

SECTION 10.5 SURVIVAL. The obligations of the Borrower under SECTIONS 4.1, 4.2, 4.3, 10.3 and 10.4, shall in each case survive any termination of this Agreement and the payment in full of all Obligations. The representations and warranties made by the Borrower in this Agreement and in the other Loan Document shall survive the execution and delivery of this Agreement and such other Loan Document.

SECTION 10.6 SEVERABILITY. Any provision of this Agreement or of the other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.7 HEADINGS. The various headings of this Agreement and of the other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

SECTION 10.8 EXECUTION IN COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective on the first Business Day which occurs in January 2000 provided that prior to that date counterparts hereof executed on behalf of the Borrower and the Lender and the originals thereof shall have been received by the Lender and the Borrower.

SECTION 10.9 GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, INCLUDING ALL MATTERS OF CONSTRUCTION VALIDITY AND PERFORMANCE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS OF LAW). This Agreement and the Note and the instruments herein and therein referenced constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 10.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that:

     (a) except to the extent permitted under SECTION 7.2.6, the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Lender; and

     (b) the rights of sale, assignment and transfer of the Lender are subject to SECTION 10.11.

SECTION 10.11 SALE AND TRANSFER OF THE LOAN AND NOTE; PARTICIPATIONS IN THE LOAN AND NOTE. The Lender may assign, or sell participations in the Loan to one or more other Persons in accordance with this SECTION 10.11.

SECTION 10.11.1  ASSIGNMENTS.  The Lender,

                  (i) with the written consent of the Borrower (which consent shall not be unreasonably delayed or withheld and which consent, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Lender, on or before the fifth Business Day after receipt by the Borrower of the Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time assign and delegate to one or more commercial banks or other financial institutions provided that the Lender gives the Borrower 45 days notice of the intention to assign and delegate and that the Borrower may solicit commercial banks or other financial institutions with which it has relationships for consideration by the Lender (which consideration will not be unreasonably denied); and

                  (ii) with notice to the Borrower but without the consent of the Borrower, may assign and delegate to any of its Affiliates;

         (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "ASSIGNEE LENDER"), all or any fraction of the Lender's Loan not to exceed 49.9% in the aggregate (which assignment and delegation shall be of a constant, and not a varying, percentage of the Lender's Loan) in a minimum aggregate amount of $25,000,000; PROVIDED that the Borrower shall be entitled to continue to deal solely and directly with the Lender in connection with the interests so assigned and delegated to an Assignee Lender until:

                  (a) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower by the Lender and such Assignee Lender;and

                  (b) Such Assignee Lender shall have executed and delivered to the Borrower a Lender Assignment Agreement.

         From and after the date that the Borrower accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of the Lender hereunder and under the other Loan Document, and (y) the assignor

         Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it, shall be released from its obligations hereunder and under the other Loan Documents, other than any obligations arising prior to the effective date of such assignment. In no event shall the Borrower be required to pay to any Assignee Lender at the time of the relevant assignment any amount under SECTIONS 4.3, 4.4, 4.5 and 4.6 that is greater than the amount which it would have been required to pay had no such assignment been made. Within five Business Days after the Borrower has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Lender (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loan and a replacement Note in the principal amount of the Loan retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, that Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrower concurrently with the delivery by the Borrower of the new Note. In no event shall the Lender retain less than 50.1% of the Loan for its own risk and benefit.

SECTION 10.11.2 PARTICIPATIONS. The Lender may at any time sell to one or more commercial banks or other financial institutions provided that the Lender gives the Borrower 45 days notice of the intention to sell and that the Borrower may solicit commercial banks or other financial institutions with which it has relationships for consideration by the Lender (which consideration will not be unreasonably denied) (each of such commercial banks and other financial institutions being herein called a "PARTICIPANT") participating interests in the Loan not to exceed 49.9% in the aggregate, PROVIDED that:

         (a) no participation contemplated in this SECTION 10.11 shall relieve the Lender from its obligations hereunder;

         (b) the Lender shall remain solely responsible for the performance of its obligations hereunder;

         (c) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and the other Loan Document;

         (d) no Participant, unless the Participant is an Affiliate of the Lender, shall be entitled to require the Lender to take or refrain from taking any action hereunder or under the other Loan Document,

         (e) the Borrower shall not be required to pay any amount under SECTIONS 4.3, 4.4, 4.5 and 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of SECTIONS 4.3, 4.4, 4.5, 4.6 and CLAUSE (H) of 7.1.1, shall be considered a Lender. In no event shall the Lender retain less than 50.1% of the Loan for its own risk and benefit.

SECTION 10.12. OTHER TRANSACTIONS. Nothing contained herein shall preclude the Lender from engaging in any transaction, in addition to those contemplated by this Agreement or the other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 10.13. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR THE OTHER LOAN DOCUMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY OF THE BORROWER MAY BE BROUGHT, AT THE LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENT.

SECTION 10.14 PROCESS AGENT. If at any time the Borrower ceases to have a place of business in the United States, the Borrower shall appoint an agent for service of process (reasonably satisfactory to the Lender) located in New York City and shall furnish to the Lender evidence that such agent shall have accepted such appointment for a period of time ending no earlier than one year after the last Repayment Date specified in Exhibit G.

SECTION 10.15 WAIVER OF JURY TRIAL. THE LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR THE OTHER LOAN DOCUMENT. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF THE OTHER LOAN DOCUMENT) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OTHER PARTY ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.




                          ROYAL CARIBBEAN CRUISES LTD.


                          By /s/ BONNIE BIUMI
                            ---------------------------------
                            Name:   Bonnie Biumi
                            Title:  Vice President & Treasurer

                            Address: 1050 Caribbean Way
                                     Miami, Florida 33132

                            Facsimile No.: (305) 539-0562

                            Attention:  Treasurer

                            With a copy to: General Counsel



                            KREDITANSTALT FUR WIEDERAUFBAU


                          By /s/
                            ---------------------------------
                            Name:
                            Title:

                            Address: Palmengartenstrasse 5-9
                                     D-60325
                                     Frankfurt am Main
                                     Germany

                            Facsimile No.:    00 49 69 7431 2944

                            Telex No.:        415 256 0

                            Attention:  Shipfinancing Department

                                                                     SCHEDULE I

                               DISCLOSURE SCHEDULE
ITEM 6.10 (b): VESSELS

VESSEL                        OWNER                                          FLAG
Sovereign of the Seas         Sovereign of the Seas                       Norwegian
                              Shipping Inc.
Nordic Empress                Nordic Empress Shipping Inc.                 Liberian
Viking Serenade               Viking Serenade Inc.                         Liberian
Monarch of the Seas           Monarch of the Seas Inc.                     Liberian
Majesty of the Seas           Majesty of the Seas Inc.                    Norwegian
Grandeur of the Seas          Grandeur of the Seas Inc.                   Norwegian
Rhapsody of the Seas          Rhapsody of the Seas Inc.                    Liberian
Enchantment of the Seas       Enchantment of the Seas Inc.                Norwegian
Vision of the Seas            Vision of the Seas Inc.                      Liberian
Voyager of the Seas           Voyager of the Seas Inc.                     Liberian
Horizon                       Fantasia Cruising Inc.                       Liberian
Zenith                        Zenith Shipping Corp.                        Liberian
Century                       Blue Sapphire Marine Inc.                    Liberian
Galaxy                        Esker Marine Shipping Inc.                   Liberian
Mercury                       Seabrook Maritime Inc.                      Panamanian



ITEM 6.11: SUBSIDIARIES

NAME OF THE SUBSIDIARY                                           JURISDICTION OF ORGANIZATION
Song of Norway Inc.                                                        Liberia
Nordic PrInce Inc.                                                         Liberia
Sun Viking Inc.                                                            Liberia
Song of America Inc.                                                       Liberia
Sovereign of the Seas Shipping Inc.*                                       Liberia
Viking Serenade Inc.*                                                      Liberia
Nordic Empress Shipping Inc.*                                              Liberia
Majesty of the Seas Inc.*                                                  Liberia
Monarch of the Seas Inc.*                                                  Liberia
Admiral Management Inc.                                                    Liberia
GG Operations Inc.                                                         Delaware
Island for Science Inc.                                                    Indiana
Royal Caribbean Management Inc.                                            Liberia
Labadee Investments Ltd.                                                Cayman Islands
Societe Labadee Nord, S.A.                                                  Haiti
Royal Caribbean Cruise Line A/S                                             Norway
Royal Caribbean Merchandise Inc.                                           Florida


Eastern Steamship Lines Inc.                                               Liberia
Grandeur of the Seas Inc.*                                                 Liberia
Enchantment of the Seas Inc.*                                              Liberia
Rhapsody of the Seas Inc.*                                                 Liberia
Vision of the Seas Inc. *                                                  Liberia
Voyager of the Seas Inc.*                                                  Liberia

Celebrity Cruise Lines Inc.                                             Cayman Islands
Celebrity Cruise Holdings Inc.                                             Liberia
Cruise Mar Shipping Holdings Ltd.                                          Liberia
Seabrook Maritime Inc. *                                                   Liberia
Esker Marine Shipping Inc. *                                               Liberia
Blue Sapphire Marine Inc. *                                                Liberia
Fantasia Cruising Inc. *                                                   Liberia
Cruise Mar Investment Inc.                                                 Liberia
Universal Cruise Holdings Ltd.                                          British Virgin
                                                                           Islands
Celebrity Cruises Inc.                                                     Liberia
Fourth Transoceanic Shipping Co. Ltd.                                      Liberia
Zenith Shipping Corp. *                                                    Liberia
Mediterranean Blue Sea Holdings Ltd.                                       Liberia
Celebrity Cruises (Management) Inc.                                        Liberia
Cruceros Celebrity S.L.                                                     Spain
Celebrity Travel S.L.                                                       Spain
Celebrity Cruises (France) SARL                                             France
Celebrity Croisieres S.A.                                                Switzerland
Celebrity Cruises (Hellas) Ltd.                                             Greece
Celebrity Crociere (Italia) SRL                                             Italy
Celebrity Cruises (UK) Ltd.                                                  U.K.
Silver Oak Investments Corporation                                         Liberia
General Electric and Machinery Corporation                                  Panama
Odysseus Reisen GMBH                                                       Germany
Atlantic Maritime Recruitment Inc.                                         Liberia
Serenity Management Inc.                                                   Liberia
Fifth Transoceanic Shipping Company Ltd.                                   Liberia
Phaidon Navegacion  S.A.                                                   Panama
Ajut Navigation Corporation                                                Liberia

* Shipholding companies

                                                                       EXHIBIT A
                                      NOTE

$300,000,000                                                 _______, 2000

         FOR VALUE RECEIVED, the undersigned, ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation (the "BORROWER"), promises to pay to the order of KREDITANSTALT FUR WIEDERAUFBAU (the "LENDER") on ____________, 2009 the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000)and on _____, 2010 the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) made by the Lender pursuant to the Credit Agreement, dated as of December 16, 1999 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among the Borrower and the Lender.

         The Borrower also promises to pay interest on the unpaid principal amounts hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement. Payments of both principal and interest are to be made in the lawful money of the United States of America in same day or immediately available funds to the account designated by the Lender pursuant to the Credit Agreement.

         This Note is the Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

           All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. THIS NOTE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, INCLUDING ALL MATTERS OF CONSTRUCTION VALIDITY AND PERFORMANCE, WITHOUT REFERENCE TO PRINCIPLES OF
CONFLICTS OF LAW (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS OF
LAW).

                                                    ROYAL CARIBBEAN CRUISES LTD.

                                                    By__________________________
                                                    Title:

                                                                       EXHIBIT B


                                  LOAN REQUEST

KREDITANSTALT FUR WIEDERAUFBAU
Palmengartenstrasse 5-9
D-60325 Frankfurt am Main
Federal Republic of Germany



ROYAL CARIBBEAN CRUISES LTD. - NOTICE OF DRAWDOWN


Dear Sirs:

         This Loan Request is delivered to you pursuant to SECTION 2.2 of the Credit Agreement, dated as of December 16, 1999 (together with all amendments, if any, from time to time made thereto, the "CREDIT AGREEMENT"), made between Royal Caribbean Cruises Ltd., a Liberian corporation (the "BORROWER")and Kreditanstalt Fur Wiederaufbau (the "LENDER"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         The Borrower hereby requests that the Loan be made in the aggregate principal amount of $300,000,000 on _________, 2000 having an initial Interest Period of _________months.


         Please wire transfer the proceeds of the Loan as follows:

         Bank:                                Chase Manhattan Bank, NY
         ABA#:                                021-000-021
         For the Account of:                  ROYAL CARIBBEAN CRUISES LTD.
         Account #:                           910-2-763274

         The Borrower certifies that at the date hereof the representations set out in ARTICLE VI of the Credit Agreement are true and no event has occurred which is or may become (with the passage of time or the giving of notice or both) an Event of Default or a Prepayment Event. The Borrower has caused this Loan Request to be executed and delivered, and the certification and warranties contained herein to be made by its duly Authorized Officer this __________day of___________, 2000.
                                              ROYAL CARIBBEAN CRUISES LTD.

                                              BY__________________________
                                              Name:
                                              Title:



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


                                                                      EXHIBIT C



                             INTEREST PERIOD NOTICE



KREDITANSTALT FUR WIEDERAUFBAU
Palmengartenstrasse 5-9
D-60325 Frankfurt am Main
Federal Republic of Germany

Attention:        [NAME]
                  [Title]

                          ROYAL CARIBBEAN CRUISES LTD.

Gentlemen and Ladies:

This Interest Period Notice is delivered to you pursuant to SECTION 2.3 of the Credit Agreement, dated as of December 16, 1999 (together with all amendments, if any, from time to time made thereto, the "CREDIT AGREEMENT"), among Royal Caribbean Cruises Ltd., a Liberian corporation (the "Borrower") and Kreditanstalt Fur Wiederaufbau (the "Lender"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         The Borrower hereby requests that on_______________, 20__, the Loan be continued as a Loan having an Interest Period of _____months.

         The Borrower has caused this Interest Period Notice to be executed and delivered by its Authorized Officer this______day of ________, 20____.




                                                  ROYAL CARIBBEAN CRUISES LTD.


                                                   By:_______________________
                                                      Title:

                                                                    EXHIBIT D-1


                  [Form of Opinion of Counsel to the Borrower]


                                                     _______,2000


To:      KREDITANSTALT FUR WIEDERAUFBAU




Gentlemen:

         I am the General Counsel of Royal Caribbean Cruises Ltd. ("RCCL") and have acted in that capacity in connection with the Credit Agreement dated as of December 16, 1999 (the "Credit Agreement") between RCCL and Kreditanstalt Fur Wiederaufbau (the "Lender").

         In connection with the opinions expressed herein, I have examined originals or copies certified or otherwise identified to my satisfaction of such agreements, documents, certificates, and other statements of such governmental officials and corporate officers and other representations of the corporations referred to herein and other papers as I have deemed relevant and necessary as a basis for such opinions. In making such examinations I have assumed the genuineness of all signatures and the conformity with the originals of all documents submitted to me as copies. As to facts material to my opinion, I have relied on the representations warranties and statements made in or pursuant to the Credit Agreement and the other documents referred to herein and upon certificates of public officials and certificates and other written or oral statements of officers and other representatives of the corporations named herein.

         Unless otherwise defined herein, the capitalized terms used herein shall have meanings assigned to them in the Credit Agreement.

         Based on the foregoing and subject to the qualifications and exceptions expressed herein, it is my opinion that:

         (i) no registration or other official action in the State of Florida is required in order to render the Credit Agreement or the other Loan Document enforceable against RCCL; and

         (ii) to the extent that their respective incomes are excludable from the United States Income Taxation pursuant to Section 883 of the Internal Revenue Code, none of RCCL and its Principal Subsidiaries is, or under current law will be, taxable on its income under the Revenue Code of the State of Florida. In addition, RCCL is not required, as a matter of the law of the State of Florida, to withhold income tax with respect to any interest or principal payments it is or may be required to make under the Loan Documents.

The opinions expressed above are subject to the following further qualifications: (i) the effect on the enforceability of the Loan Documents of insolvency, bankruptcy, moratorium, fraudulent conveyance or reorganization laws or other similar laws affecting generally the enforcement of the creditors' rights, (ii) the effect of general principles of public policy and of equity,
(iii) the possibility that certain provisions of the Loan Documents may not be specifically enforceable due to the effect of certain laws, equitable principles and judicial decisions, (iv) no opinion is expressed herein as to the choice of law provisions contained in the Loan Documents, (v) no opinion is expressed herein as to the necessity of the Lender to be qualified to do business in the State of Florida or to make any filings in connection therewith and (vi)no opinion is expressed herein as to laws other than the laws of the State of Florida.

         This opinion is solely for the benefit of the Lender and, except for Counsel to the Lender in connection with this transaction, is not to be relied on by any other person. This opinion letter is limited strictly to the matters stated herein and is not to be read as extending by implication to any matter not specifically referred to herein. This opinion letter is based on states of law, documentation and fact as they exist on the date hereof, and we do not undertake to advise you of any changes that hereafter may be brought to our attention.

                                Very truly yours,

                                                                     EXHIBIT D-2



             [Form of Opinion of Liberian Counsel to the Borrower]

                                  _______,2000


To:      Kreditanstalt Fur Wiederaufbau




Gentlemen:
         We have acted as legal counsel on matters of Liberian law to Royal Caribbean Cruises Ltd., a Liberian corporation (the "Borrower"), in connection with (a) a Credit Agreement dated as of December 16, 1999 (the "Credit Agreement") and made between (1) the Borrower and (2) Kreditanstalt Fur Wiederaufbau(the "Lender") in respect of a loan facility in the maximum aggregate amount of $300,000,000, and (b)the Note referred to in the Credit Agreement (collectively, together with the Credit Agreement, the "Documents").

         With reference to the Documents, you have asked for our opinion on the matters set forth below. In rendering this opinion, we have examined executed copies of the Documents. We have also examined originals or photostatic copies or certified copies of all such agreements and other instruments, certificates by public officials and certificates of officers of the Borrower as are relevant and necessary and relevant corporate authorities of the Borrower. We have assumed with your approval, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies, the power, authority and legal right of the parties to the Documents other than the Borrower to enter into and perform their respective obligations under each of the Documents and the due authorization of the execution of the Documents by all parties thereto other than the Borrower. We have further assumed the due execution and delivery of each of the Documents, due compliance with all matters of, and the validity and enforceability of the Documents other than the laws governing each of the Documents, under the respective laws of the Republic of Liberia, in respect of which we are opining.

         As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of public officials and of officers or representatives of the Borrower.

         We are attorneys admitted to practice in the State of New York and do not purport to be experts in the laws of any other jurisdiction. Insofar as our opinion relates to the law of the Republic of Liberia, we have relied on opinions of counsel in Liberia rendered in transactions which we consider to afford a satisfactory basis for such opinion, and upon our independent examinations of the Liberian Corporation Act of 1948 (Chapter 1 of Title 4 of the Liberian Code of Laws of 1956, effective March 1, 1958 as amended to July,
1973), the Liberian Business Corporation Act of 1976 (Part 1 of Title V of the Liberian Code of Laws (Revised) of 1976, effective January 2, 1977) and the Liberian Maritime Law (Chapter 3 of Title 22 of the Liberian Code of Laws as amended) as contained in pamphlets delivered to us by Liberian Corporation Services Inc. (who have today advised us that to the best of their knowledge such laws remain in effect on the date hereof) and our knowledge and interpretation of analogous laws in the United States. We express no opinion as to the laws of any other jurisdiction by which any of the Documents are expressed to be governed, and we have assumed with your approval that each of the Documents is valid, legally binding and enforceable under the law by which it is expressed to be governed. In rendering our opinion as to the valid existence in good standing of the Borrower , we have relied on the Certificate of Good Standing issued by order of the Minister of Foreign Affairs of the Republic of Liberia on _________,2000.

         Based upon and subject to the foregoing and having regard to the legal considerations which we deem relevant, we are of the opinion that, insofar as Liberian law is concerned:

         1. The Borrower is a corporation duly incorporated, validly existing under the aforementioned Business Corporation Act and in good standing under the laws of the Republic of Liberia and has full power to enter into and perform its obligations under the Documents;

         2. The Borrower has full right, power and authority to enter into, execute and deliver the Documents and to perform each and all of the matters and things provided for therein;


         3. Each of the Documents has been executed and delivered by a duly authorized signatory of the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms;


         4. Neither the execution of, nor the performance of its obligations under, any of the Documents by the Borrower will contravene any existing applicable law, regulation or restrictions of the Republic of Liberia and no consents or approvals of, or exemptions by any Liberian governmental or public bodies and authorities are required in connection with the execution and delivery by the Borrower of the Documents;

         5. Neither the execution nor delivery of any of the Documents, nor the transactions contemplated therein, nor compliance with the terms and conditions thereof, will contravene any provisions of Liberian law or regulation or violate any provisions of the Articles of Incorporation or the By-laws of the Borrower;

         6. It is not necessary to file, record or register any of the Documents or any instrument relating thereto or effect any other official action in any public office or elsewhere in the Republic of Liberia to render any such document enforceable against Borrower;

         7. Assuming that no more than 25% of the total combined voting power and no more than 25% of the total value of the outstanding equity stock of the Borrower is owned, directly or indirectly, by persons resident in Liberia and that the Borrower does not engage in Liberia in the pursuit of gain or profit with a degree of continuity or regularity, the Borrower is not required or entitled under any existing applicable law or regulation of the Republic of Liberia to make any withholding or deduction in respect of any tax or otherwise from any payment which it is or may be required to make under any of the Documents;

         8. Assuming none of the Documents having been executed in Liberia, no stamp or registration or similar taxes or charges are payable in the Republic of Liberia in respect of any of the Documents or the enforcement thereof in the Courts of Liberia other than
               (i)customary court fees payable in litigation in the Courts of Liberia and (ii) nominal documentary stamp taxes if the Documents are ever submitted to a Liberian court;

         9. Assuming that the shares of the Borrower and the Principal Subsidiaries are not owned, directly or indirectly, by the Republic of Liberia or any other sovereign under Liberian law, neither the Borrower nor any of the Principal Subsidiaries nor the property or assets of any of them (including in the case of Principal Subsidiaries any of the Vessels and their earnings and insurances and requisition compensation) is immune from the institution of legal proceedings or the obtaining or execution of a judgment in the Republic of Liberia; and

         10. Under Liberian law the choice by the Borrower of the law of the State of New York to govern the Credit Agreement and the Note is a valid choice of law and the irrevocable submission thereunder by the Borrower to the jurisdiction of the Supreme Court of the State of New York for the County of New York and for the United

               States District Court for the Southern District of New York is a valid submission to such courts. In the event a judgment of such courts against the Borrower was obtained after service of process in the manner specified in the Credit Agreement, the same would be enforced by the courts of the Republic of Liberia without further review on the merits unless: (i) the judgment was obtained by fraud; or (ii) the judgment was given in a manner contrary to natural justice or the judgment was given in a manner contrary to the public policy of the Republic of Liberia; or
               (iii) the judgment was in a case in which the defendant did not appear or in which an authorized person in such defendant's behalf; or (iv) the judgment was not for a specific ascertained sum of money; or(v) the judgment was not final and conclusive in accordance with the laws of the jurisdiction in which the judgment was obtained.

         We qualify our opinion to the extent that (i) the enforceability of the rights and remedies provided for in the Documents (a) may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other similar laws affecting generally the enforcement of creditors' rights and (b) is subject to general principles of public policy and of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including application by a court of competent jurisdiction of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy or similar principles, and (ii) while there is nothing in the laws of the Republic of Liberia that prohibits a Liberian corporation from submitting to the jurisdiction of a forum other than Liberia, the enforceability of such submission to jurisdiction provisions is not dependent upon Liberian law and such provisions may not be enforceable under the laws of a particular jurisdiction.

         This opinion is issued solely for the benefit of the Lender and may be relied upon solely by the Lender in connection with the transaction described herein and, except for Counsel to the Lender in connection with this transaction, is not to be made available to, or relied upon by, any other person, firm or entity. This opinion letter is limited strictly to the matters stated herein and is not to be read as extending by implication to any matter not specifically referred to herein. This opinion letter is based on states of law, documentation and fact as they exist on the date hereof, and we do not undertake to advise you of any changes that hereafter may be brought to our attention.


                                                               Very truly yours,

                                                                      EXHIBIT E




         December __, 1999

         To the Lender to the Credit Agreement referred to below.

         Re: ROYAL CARIBBEAN CRUISES LTD.

         Gentlemen and Ladies:

                  This letter is furnished to you in connection with the Credit Agreement, dated as of December 16, 1999 (the "CREDIT AGREEMENT"), among Royal Caribbean Cruises Ltd., a Liberian corporation (the "Borrower") and Kreditanstalt Fur Wiederaufbau (the "LENDER"). Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

                  We have acted as counsel to the Lender in connection with the preparation, execution and delivery of the Credit Agreement and the Note, and we have participated in the closing held in connection with the making of the Loan on the date hereof.

                  In that regard, we have examined executed counterparts of the Credit Agreement, dated December 16, 1999 and the Note, dated _______, 2000 (collectively, the "SUBJECT DOCUMENTS"). We have also examined the legal opinions contained in the opinion letters listed on ATTACHMENT 1 hereto, each dated as of the date hereof, which were delivered to you on the date hereof.

                  In our examination of the Subject Documents and the opinion letters listed on ATTACHMENT 1, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals or copies of originals, the conformity with the originals of all such documents submitted to us as copies and the due execution and delivery thereof by each party thereto pursuant to due authorization(corporate and otherwise) and with all requisite corporate powers.

                  As to the questions of fact relevant to this opinion, we have, with your approval and without independent investigation, assumed the accuracy of the representations and warranties contained in the Loan Documents and contained in the certificates of officers and representatives of the Borrower and of public officials, copies of which are being delivered to you on the date hereof. To the extent that our opinions expressed below involve conclusions as to the matters set forth in the opinion letters listed on ATTACHMENT 1, we have, with your approval and without independent investigation, assumed the correctness of the matters and opinions set forth in such opinion letters, our opinions being subject to the assumptions, qualifications and limitations set forth in such opinion letters.

                  Based upon the foregoing examination of documents and assumptions and upon such other investigations as we have deemed necessary, we are of the opinion that each of the Subject Documents executed and delivered by the Borrower constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                Our opinion set forth above is subject to the following qualifications:

                   (a) Our opinion is limited to the law of the State of New York, and we do not express any opinion herein concerning any other law.

                   (b) Our opinion is limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws affecting creditors' rights generally, and (ii) the effect of general principles of public policy and of equity (regardless of whether considered in a proceeding in equity and or at law).

                   (c) Our opinion above is also subject to the effect of certain laws, equitable principles and judicial decisions that may limit the enforceability of certain provisions of the Loan Documents, although such limitations do not make the remedies provided for therein (taken as a whole) inadequate for the practical realization of the benefits afforded thereby.

                   (d) We express no opinion as to the effect of the law of any jurisdiction (other than the State of New York) wherein the Lender may be located or where in enforcement of the Credit Agreement or the Note may be sought which limits the rates of interest legally chargeable or collectible.

                  This opinion letter is being furnished to you solely for your use in connection with the transactions contemplated by the Credit Agreement. No other use or distribution of this opinion letter may be made without our prior written consent. This opinion letter is limited strictly to matters stated herein and is not to be read as extending by implication to any matter not specifically referred to herein. This opinion letter is based on states of law, documentation and fact as they exist on the date hereof, and we do not undertake to advise you of any changes that hereafter may be brought to our attention.

                                                               Very truly yours,

                                                                   ATTACHMENT 1

1. Opinion of Watson, Farley & Williams of even date herewith.

2. Opinion of Michael J. Smith, Esq. of even date herewith.

                                                                      EXHIBIT F




                           LENDER ASSIGNMENT AGREEMENT

         To: Royal Caribbean Cruises Ltd.



                          ROYAL CARIBBEAN CRUISES LTD.

         Gentleman and Ladies:

                  We refer to CLAUSE (b) of SECTION 10.11.1 of the Credit Agreement, dated as of December 16, 1999 (together with all amendments and other modifications, if any, from time to time therafter made thereto, the "CREDIT AGREEMENT"), among Royal Caribbean Cruises Ltd., a Liberian corporation (the "BORROWER") and Kreditanstalt fur Wiederaufbau (the "Lender"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

                  This agreement is delivered to you pursuant to CLAUSE (b) of
         SECTION 10.11.1 of the Credit Agreement and also constitutes notice to you, pursuant to CLAUSE (a) of SECTION 10.11.1 of the Credit Agreement, of the assignment and delegation to________________ (the "ASSIGNEE") of ___% of the Loan of______________(the "ASSIGNOR") outstanding under the Credit Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentages for the purposes of the Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

                  [Add paragraph dealing with accrued interest and fees with respect to Loan assigned.]

                  The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loan thereunder.

                  Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Borrower:

                           (a) the Assignee

                                 (i) shall be deemed automatically to have
                                    become a party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof;

                                 (ii) agrees to be bound by the terms and
                                    conditions set forth in the Credit Agreement and the other Loan Document as if it were an original signatory thereto; and

                           (b) the Assignor shall be released from its
                  obligations under the Credit Agreement and the other Loan Document to the extent specified in the second paragraph hereof.

         The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loan and requests the Borrower to acknowledge receipt of this document:

(A) Address for Notices:
                                    Institution Name:

                                    Attention:

                                    Domestic Office:

                                    Telephone:

                                    Facsimile:

                                    Telex (Answerback):

                                    LIBOR Office:

                                    Telephone:

                                    Facsimile:

                                    Telex (Answerback):

(B) Payment Instructions:

                  The Assignee agrees to furnish the tax form required by the last paragraph of SECTION 4.6 (if so required) of the Credit Agreement no later than the date of acceptance hereof by the Borrower.

         This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        Adjusted Percentage                             [ASSIGNOR]

        Loan:                     ___%


                                                        By:__________________
                                                                  Title

        Percentage                                              [ASSIGNEE]

        Loan:                     ___%


                                                         By:__________________
                                                                  Title

Accepted and Acknowledged
this ___day of _______, 20__

ROYAL CARIBBEAN CRUISES LTD.

BY:_________________________
         Title:

                                                                      EXHIBIT G

                               REPAYMENT SCHEDULE


REPAYMENT DATES                     LOAN BALANCE                 REPAYMENT

Nineth Anniversary                  $300,000,000                 $150,000,000
    of Closing Date
Tenth Anniversary                   $150,000,000                 $150,000,000
    of Closing Date







                                     xviii